                                                EX-23.1

Consent of Independent Registered Public Accounting Firm

The Retirement Committee of Commerce Bancshares, Inc.
Commerce Bancshares Participating Investment Plan:

We consent to incorporation by reference in the Registration Statement Form S-8 (No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, and No. 333-214495) of Commerce Bancshares, Inc. of our report dated June 23, 2022, appearing in this Annual Report on Form 11-K of Commerce Bancshares Participating Investment Plan for the year ended December 31, 2021.

ARMANINO LLP

St. Louis, Missouri
June 23, 2022